UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 18, 2011

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Shareholders of the Company (the “Meeting”) was held on May 18, 2011.

(b) Proxies for the Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  There was no solicitation in opposition to the Board’s nominees listed in the proxy statement and all of such nominees were elected.

(c) At the Meeting, the Company’s shareholders voted upon:

(1)          the election of seven directors of the Company.  The nominees were Messrs. Ashton D. Asensio, Macon Bryce Edmonson, Mark S. Howells, Itzhak Reichman, Larry R. Polhill, Ronald C. Kesselman, and Terry McDaniel.  There were no other nominees.  The following are the respective numbers of votes cast “for” and “withheld” with respect to each nominee.

Name of Nominee	Votes Cast For	Votes Withheld
Ashton D. Asensio	11,094,719	194,202
Macon Bryce Edmonson	10,829,916	459,005
Mark S. Howells	11,015,849	273,072
Ronald C. Kesselman	10,812,516	476,405
Larry R. Polhill	10,762,331	526,590
Itzhak Reichman	11,105,324	183,597
Terry McDaniel	10,699,032	589,889

(2)          approval of an amendment to the Company’s 2005 Equity Incentive Plan (as amended, the “Plan”) to increase the number of shares of Common Stock authorized for issuance under the Plan by 800,000.

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
5,791,072	5,435,728	62,121	4,318,450

(3)          ratification of  the selection of Moss Adams LLP as independent public accountants for fiscal year 2011.

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
15,489,206	100,430	17,735	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date: May 20, 2011	/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer